Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206943) and on Form S‑8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982, 333-120558, 333-174573 and 333-204137) of Genesee & Wyoming Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Rochester, New York
February 28, 2018